UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 11, 2009
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	0-17224 (Commission File Number)	66-031262 (IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective on February 11, 2009, Messrs. Ramesh N. Shah and Michael O’Hanlon resigned from the Board of Directors of Doral Financial Corporation (the “Company”).
Effective on February 11, 2009, the Board of Directors of the Company appointed Messrs. Douglas Jacobs and Mark Kleinman to serve as directors of the Company
Mr. Jacobs has been a self-employed investor since 2003. From 1995 to 2003, he was Executive Vice President and Treasurer for FleetBoston Financial Group. He joined Fleet Bank in 1988 as Executive Vice President of Fleet Mortgage Group, responsible for secondary trading and financing and capital markets. Mr. Jacobs’ career began at Citibank in 1972, where he ultimately assumed the position of Division Executive for the Investment Banking Group’s MBS Group. Mr. Jacobs’ other directorships include ACA Capital Holdings, Inc. (a publicly traded company) from 2004 to 2008, Fortress Investment Group LLC (a publicly traded company) from 2007 to the present and from 2003 to 2007 was a director of Hanover Capital Mortgage Holdings, Inc., a publicly traded REIT. He also serves as a director of the Women & Infants Hospital and Trinity Repertory Theater in Providence, Rhode Island. Mr. Jacobs has a B.A. from Amherst College and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.
Mr. Jacobs will be entitled to receive an annual retainer fee of $50,000, payable in quarterly installments of $12,500, plus $3,500 for each Board of Directors and committee meeting attended, subject to a maximum attendance fee of $25,000. In addition, the Company will reimburse Mr. Jacobs for all reasonable travel expenses incurred in connection with his attendance at meetings. Mr. Jacobs will also be entitled to receive a one-time grant of options to purchase 20,000 shares of the Company’s common stock, vesting ratably over five years, at a purchase price equal to the fair market value of the Company’s common stock on the date of grant. In addition, Mr. Jacobs will be entitled to receive an annual grant of 2,000 shares of restricted stock, which will vest one year from the date of grant.
Mr. Jacobs will serve as a member of the Audit, Dividend and Risk Policy Committees of the Board of Directors. He will serve as chairperson of the Risk Policy Committee.
There are no related party transactions between Mr. Jacobs and the Company. There were no arrangements or understandings between Mr. Jacobs and any other person pursuant to which he was appointed to his position other than the right of Doral Holdings Delaware, LLC (“Doral Holdings”) to designate all nominees to the Board of Directors pursuant to a shareholders agreement between the Company and Doral Holdings dated July 19, 2007. A copy of the shareholders agreement has been filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2007.
Mr. Kleinman has been a Senior Managing Director at Marathon Asset Management since June 2008. From August 2004 to June 2, 2008 he served as Treasurer for J.P. Morgan Chase with global responsibility for areas such as funding, liquidity, capital, new product development, infrastructure, clearing, settlement, and regulatory and rating agency relationships. In addition, Mr. Kleinman headed J.P. Morgan Chase’s Corporate Insurance Group and was a member of the Asset and Liability Committee, the Investment Committee, the Liquidity Risk Committee, the Employee Plans Investment Committee and the Board of Directors of J.P. Morgan Securities, Inc. From February 1997 to August 2004 he was Managing Director and Treasurer of the Global Corporate and Investment Bank at Citigroup. The aforementioned period includes positions Mr. Kleinman held as Executive Vice President and Treasurer of Salomon Smith Barney, a unit of the Travelers Group. Prior to Citigroup, he was formerly with Goldman Sachs & Co. for 16 years where he held a number of senior positions in a variety of divisions, such as Investment Banking, Fixed Income, Treasury and Strategic Planning. Mr. Kleinman has a Bachelor of Architecture and a Bachelor of Science from the City University of New York, a Master in Architecture from Harvard University and an M.B.A. from Columbia University.
Mr. Kleinman will not be entitled to receive any compensation from the Company for serving as a director. In lieu of any director fees that would otherwise be payable to Mr. Kleinman, the Company will pay to Marathon Asset Management (as one of the five designating members of Doral Holdings) an annual fee of $125,000.
Mr. Kleinman will serve as a member of the Audit, Compensation and Nomination and Corporate Governance Committees of the Board of Directors.

There are no related party transactions between Mr. Kleinman and the Company. There were no arrangements or understandings between Mr. Kleinman and any other person pursuant to which he was appointed to his position other than the right of Doral Holdings to designate all nominees to the Board of Directors pursuant to a shareholders agreement mentioned above.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On February 11, 2009, the Board of Directors of the Company approved an amended Code of Business Conduct and Ethics (the “Code”). The Code is applicable to all directors, officers and employees of the Company and its subsidiaries, including its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and persons performing similar functions. The amendments were made to, among other things, update and clarify the duties, obligations and responsibilities that are imposed on all directors, officers and employees of the Company under the Code, and to add a new Insider Trading Policy that is attached as Appendix B to the Code.
The new Code is intended to replace the Company’s existing Code of Business Conduct and Ethics. The full text of the new Code is being made available free of charge through its website (found at http://www.doralfinancial.com) under the heading “Corporate Governance.” The Company also intends to disclose on its website any amendments to the Code, or waivers of the Code on behalf of its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and persons performing similar functions.

Item 7.01	Regulation FD Disclosure.
On February 17, 2009, the Company issued a press release announcing the appointment of the two new directors.
A copy of the above-referenced press release is attached hereto as Exhibit 99.1.
The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press Release dated February 17, 2009.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: February 18, 2009	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel